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                                                                Exhibit 10.9
Joel S. Lisker
Senior Vice President
Security & Risk Management


MASTERCARD INTERNATIONAL                               MasterCard
Franchise Management                                   International
2000 Purchase Street                                   ----------------------
Purchase, NY 10577-2509                                     [MASTERCARD LOGO]

914 249-5188
Fax 914 249-4256
Internet Home Page:
http://www.mastercard.com




March 3, 1999



Mr. Kenneth H. Traub
President
American Bank Note Holographics, Inc.
399 Executive Boulevard
Elmsford, New York 10523

Dear Ken:

It has come to our attention that the agreement dated 1 February 1996 between MasterCard International Incorporated ("MasterCard") and American Bank Note Holographics, Inc. ("ABNH"), as subsequently amended by letter agreement dated June 29, 1998, (together, the "Agreement") does not address events of termination. Although MasterCard is confident that ABNH will have continued success, it is imperative that we confirm that the Agreement would terminate for bankruptcy filing, material breach, etc. Although this is our understanding, terms to that effect do not appear in the Agreement. Therefore, we would ask that the Agreement be amended by adding the new section set forth below.

"21.0  Termination. This Agreement may be terminated at the election of a party:

       a. immediately in the event of a voluntary bankruptcy, or appointing of a receiver for, or petition or application of such by the other party, insolvency of a party, assignment for the benefit of creditors by a party, or in the event that a substantial portion of the property of a party is or becomes subject to levy, seizure, assignment or sale for or by a creditor or governmental agency;

       b. immediately if this Agreement or any material part thereof is declared to be unlawful by a governmental agency, by a final decree of a court of law with competent jurisdiction;

       c. in the event of the material breach of this Agreement by the other party, including, by way of example and not limitation, the failure of ABNH to deliver holograms to MasterCard in a timely fashion and the failure of MasterCard to make payment to ABNH as required, upon sixty (60) days written notice to the breaching party describing the breach; provided, if the breach is cured by the breaching party prior to the expiration of the sixty (60) day notice period, this Agreement shall not terminate."


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Mr. Kenneth Traub
March 3, 1999
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Please indicate acceptance of this amendment by ABNH by signing and dating below, where indicated, and by then returning this letter to my attention. Please call me should you have any questions.

Sincerely,

/s/ JOEL S. LISKER

Joel S. Lisker
Senior Vice President
Security & Risk Management

cc:    General Counsel, American Bank Note Holographics, Inc.
       Michael J. Timko

Accepted and agreed to by American Bank Note Holographics, Inc. effective the date first set forth above.

By:    /s/ KENNETH H. TRAUB
       -----------------------------

Name:  Kenneth H. Traub
       -----------------------------

Title: President
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Date:  June 9, 1999
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